Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS FROM CONTINUING OPERATIONS OF $0.33 PER DILUTED SHARE AND CONSOLIDATED EARNINGS OF $0.10 PER DILUTED SHARE FOR THE FIRST QUARTER 2009

In Continuing Operations, Global Markets reported strong first quarter pre-tax income of $67 million while pre-tax margins were impacted by continuing investment in geographic and asset class expansion, infrastructure and new talent

Knight’s asset class diversification strategy combined with industry trends favoring fixed income largely drove Global Markets revenue growth and revenue mix shift toward commissions during first quarter 2009

Quantitative equity trading experienced increased revenues from new trading models and higher trading costs associated with greater share volume of low-priced stocks in the current market environment

Asset Management segment reported as Discontinued Operations following its sale of assets and replacement as investment adviser; results include $23 million in initial wind-down costs in first quarter 2009

JERSEY CITY, New Jersey (April 22, 2009) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported earnings from continuing operations of $29.9 million, or $0.33 per diluted share, and a loss from discontinued operations, net of tax, of $20.5 million, or $0.23 loss per diluted share. On a consolidated basis, the company reported earnings of $9.4 million, or $0.10 per diluted share, for the first quarter of 2009.

For the first quarter of 2008, the company reported earnings from continuing operations of $35.1 million, or $0.38 per diluted share, and a loss from discontinued operations, net of tax, of $2.6 million, or $0.03 loss per diluted share. On a consolidated basis, the company reported earnings of $32.5 million, or $0.35 per diluted share, for the first quarter of 2008.

Revenues from continuing operations for the first quarter of 2009 were $245.4 million, compared to $194.0 million from continuing operations for the first quarter of 2008.

“Knight reported a solid first quarter while investing in strategic growth initiatives and managing the firm’s exit from the asset management business,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Our performance is attributable to the dynamic and adaptable nature of our hybrid model and the success of our strategic decision to expand our non-equity businesses, particularly fixed income. Global Markets revenues advanced due to ongoing diversification across clients, order flow, products and services, asset classes and geographies. Pre-tax margins were affected by increased costs associated with opportunistic hiring, investments in trading technology and infrastructure expenses for our geographic expansion.”

“Continuing operations” includes the company’s Global Markets and Corporate operating segments. Amounts reported as “discontinued operations” include the company’s Asset Management segment, which, on March 31, 2009, closed the sale of substantially all of Deephaven’s assets to affiliates of Stark & Roth, Inc. As of that date, Deephaven was replaced as the investment adviser for the Deephaven funds, and the company has exited from the asset management business.

“Looking ahead, we will continue to make investments in expanding our offering across asset classes, enhancing our trading technology and selectively hiring new talent,” said Mr. Joyce. “We remain focused on exceeding our goal of 20% pre-tax margins across all market cycles and further strengthening our position on the new Wall Street.”

	Q1 2009	Q1 2008
Revenues ($ thousands)	245,354	193,978
Income from continuing operations, net of tax ($ thousands)	29,881	35,097
Loss from discontinued operations, net of tax ($ thousands)	(20,514)	(2,594)
Net income ($ thousands)	9,367	32,503
Diluted EPS from continuing operations ($)	0.33	0.38
Diluted EPS from discontinued operations ($)	(0.23)	(0.03)
Average daily U.S. equity dollar value traded ($ billions)	19.9	16.8
Average daily U.S. equity trades (thousands)	3,842.3	1,755.7
Nasdaq and Listed equity shares traded (billions)	79.3	33.7
OTC Bulletin Board and Pink Sheet shares traded (billions)	259.2	165.1
Average revenue capture per U.S. equity dollar value traded (bps)	1.5	1.5
Average month-end balance of assets under management ($ millions)	1,545.6	3,577.6
Quarterly fund return to investors*	-6.0%	-8.0%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds.

Global Markets

During the first quarter of 2009, Global Markets generated total revenues of $250.4 million, compared to $202.2 million in the first quarter of 2008. In the first quarter of 2009, Global Markets reported pre-tax income of $67.0 million, compared to pre-tax income of $78.9 million in the first quarter of 2008. Global Markets had pre-tax margins of 27% in the first quarter of 2009, compared to pre-tax margins of 39% in the first quarter of 2008.

“In Global Markets, our quantitative trading models performed well despite a challenging equity market environment of concentrated trading activity in low-priced stocks, resulting in an increase in transaction-related fees,” said Mr. Joyce. “Institutional equity sales and trading remained focused on clients while we expanded our electronic capabilities in Europe. For the quarter, equity revenues were supported by gains in U.S. equities market share and increased dollar volumes from the prior year’s first quarter.”

“In a period when investors were searching for yield over equity appreciation, Knight Libertas experienced dramatic growth due to a strong fixed income market, strategic hires and addition of new products. Global Markets’ 60% increase in total commissions was fueled largely by the rapid expansion of Knight Libertas which we acquired in the third quarter of 2008,” Mr. Joyce added.

Corporate

In the first quarter of 2009, the corporate segment reported a pre-tax loss of $16.0 million, compared to a pre-tax loss of $19.0 million in the first quarter of 2008.

The company’s corporate investment in the Deephaven funds recorded a pre-tax loss of $3.9 million during the first quarter of 2009, compared to a pre-tax loss of $7.0 million during the first quarter of 2008.

Headcount in continuing operations at the end of March 31, 2009 was 966 full-time employees, as compared to 778 full-time employees at the end of March 31, 2008, reflecting personnel additions from acquisitions and new products throughout the year.

Discontinued Operations

In the first quarter of 2009, the discontinued Asset Management segment reported a pre-tax loss of $31.1 million, or $20.5 million net of tax, which includes approximately $23 million in pre-tax charges associated with the wind-down of the business. The Asset Management segment reported a pre-tax loss of $4.1 million, or $2.6 million net of tax, in the first quarter of 2008.

Assets under management averaged approximately $1.5 billion in the first quarter of 2009, compared to an average of approximately $3.6 billion during the first quarter of 2008.

“Knight has exited the asset management business with the completion of the sale of Deephaven’s assets and replacement as investment adviser,” said Mr. Joyce. “A small transition team at Deephaven is now winding down operations. As of the close of business on March 31, 2009, Deephaven is a discontinued operation for financial reporting purposes.”

As of March 31, 2009, the company had $336.9 million in cash and cash equivalents from continuing operations as well as a $31.6 million corporate investment in funds formerly managed by Deephaven.

The company had $1.1 billion in stockholders’ equity as of March 31, 2009, equivalent to a book value of $11.50 per diluted share. The company had a book value of $10.05 per diluted share as of March 31, 2008.

During the first quarter of 2009, the company did not repurchase any shares under its $1.0 billion stock repurchase program. To date, the company has repurchased 67.1 million shares for $750.4 million. The company has approximately $249.6 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its first quarter of 2009 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, April 22, 2009. To access Knight’s earnings conference call, please dial 877-874-1563 for domestic callers or 719-325-4748 for international callers. When prompted, provide the passcode, which is 4027675. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for March 2009 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the global capital markets across multiple asset classes for buy-side, sell-side and corporate clients. In Global Markets, we provide market access and trade execution services in nearly every U.S. equity security and a large number of global equities and fixed income, foreign exchange, futures and options. Our approach to trading combines deep liquidity with robust trading technology and capital facilitation, when necessary, to deliver high quality trade executions consistent with client defined measures. We recently exited the Asset Management business, which consists of our 51% ownership of Deephaven Holdings, the parent company of Deephaven, formerly a global multi-strategy alternative investment manager. For information regarding our exit from our Asset Management segment, refer to the Form 8-K’s furnished by the Company on April 1, 2009 and January 27, 2009, and the Form 8-K filed by the Company on February 26, 2009. More information about Knight can be found at www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with (i) the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company, and (ii) the closing of the sale of the assets of the Asset Management business and costs and expenses associated with the Company’s exit from the Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201.356.1523 or	201.356.1529 or
201.557.6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2009	2008
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$150,710	$94,300
Net trading revenue	99,460	101,517
Interest, net	(597)	3,764
Investment loss and other, net	(4,219)	(5,603)

Total revenues	245,354	193,978

Expenses
Employee compensation and benefits	109,187	72,494
Execution and clearance fees	29,091	25,224
Payments for order flow	17,027	8,926
Communications and data processing	13,788	9,466
Depreciation and amortization	8,187	5,520
Occupancy and equipment rentals	5,361	3,813
Business development	4,346	3,611
Professional fees	2,902	3,664
Interest expense	981	1,057
Writedown of assets	699	—
Other	2,756	269

Total expenses	194,325	134,044

Income from continuing operations before income taxes	51,029	59,934
Income tax expense	21,148	24,837

Income from continuing operations, net of tax	29,881	35,097
Loss from discontinued operations, net of tax	(20,514)	(2,594)

Net income	$9,367	$32,503

Basic earnings per share from continuing operations	$0.34	$0.39

Diluted earnings per share from continuing operations	$0.33	$0.38

Basic earnings per share from discontinued operations	$(0.24)	$(0.03)

Diluted earnings per share from discontinued operations	$(0.23)	$(0.03)

Basic earnings per share	$0.11	$0.36

Diluted earnings per share	$0.10	$0.35

Shares used in computation of basic earnings per share	86,911	89,810

Shares used in computation of diluted earnings per share	91,309	92,445

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2009	December 31, 2008
	(In thousands)
ASSETS
Cash and cash equivalents	$336,862	$416,957
Securities owned, held at clearing brokers, at fair value	819,102	476,111
Receivable from brokers and dealers	402,133	341,350
Receivable from discontinued operations	35,866	10,851
Investment in Deephaven sponsored funds	31,620	47,152
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	81,500	81,237
Strategic investments	83,610	83,697
Goodwill	232,197	232,197
Intangible assets, less accumulated amortization	87,641	90,477
Deferred compensation investments	42,712	41,637
Assets within discontinued operations	58,746	84,868
Other assets	108,538	118,892

Total assets	$2,320,527	$2,025,426

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at fair value	$598,468	$385,003
Payable to brokers and dealers	280,099	98,138
Accrued compensation expense	88,720	171,392
Accrued expenses and other liabilities	88,591	132,369
Liabilities within discontinued operations	74,290	63,988
Long term debt	140,000	140,000

Total liabilities	1,270,168	990,890

Stockholders’ equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,577	1,544
Additional paid-in capital	670,095	648,716
Retained earnings	1,121,377	1,112,010
Treasury stock, at cost	(743,449)	(734,912)

Total Knight Capital Group, Inc. stockholders’ equity	1,049,600	1,027,358
Noncontrolling interest	759	7,178

Total stockholders’ equity	1,050,359	1,034,536

Total liabilities and stockholders’ equity	$2,320,527	$2,025,426

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS FROM CONTINUING

OPERATIONS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended March 31,
	2009	2008
Global Markets
Revenues	$250.4	$202.2
Expenses	183.3	123.2

Pre-tax earnings	67.0	78.9

Corporate
Revenues	(5.0)	(8.2)
Expenses	11.0	10.8

Pre-tax earnings	(16.0)	(19.0)

Consolidated
Revenues	245.4	194.0
Expenses	194.3	134.0

Pre-tax earnings	$51.0	$59.9

*	Totals may not add due to rounding.